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                                                                   Exhibit 10(A)

INDEPENDENT AUDITORS' CONSENT

Master Large Cap Series Trust:

We consent to the use in this Registration Statement on Form N-1A of our report dated December 20, 1999 on the statements of assets and liabilities of Master Large Cap Growth Portfolio, Master Large Cap Value Portfolio, and Master Large Cap Core Portfolio of Master Large Cap Series Trust and to the reference to us under the caption "Independent Auditors" both of which appear in Part B of such Registration Statement.


/s/ Deloitte & Touche LLP
Princeton, New Jersey
December 20, 1999